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                                                                    Exhibit 21.1


                              AGRILINK FOODS, INC.
                         SUBSIDIARIES OF THE REGISTRANT



                        Curtice Burns Export Corporation

                        Curtice Burns Express, Inc.*

                        Kennedy Endeavors, Inc.

                        Seasonal Employers, Inc.

                        CBF Company of Canada Limited

                        Snyder Distributing, Inc.

                        Linden Oaks Corporation

                        Birds Eye de Mexico, S.A. de C.V.

                        BEMSA Holding, Inc.

                        *Inactive Corporations